Exhibit 99.1

Mindspeed Reports Fiscal Third Quarter 2011 Results

Third Quarter Product Revenue Up 10% Sequentially Driven by Strength in Optical Infrastructure

NEWPORT BEACH, Calif.--(BUSINESS WIRE)--July 25, 2011--Mindspeed Technologies, Inc. (NASDAQ: MSPD), a leading supplier of semiconductor solutions for network infrastructure applications, today reported results for its fiscal third quarter of 2011, which ended on July 1, 2011.

Fiscal Third Quarter 2011 Financial Highlights:

  Product Revenue: $42.2 million, a sequential increase of 10 percent from the prior fiscal quarter.
  Non-GAAP Gross Margin: 62.3 percent, compared to 63.1 percent in the prior fiscal quarter; GAAP Gross Margin: 62.2 percent, compared to 63.0 percent in the prior fiscal quarter.
  Non-GAAP Operating Margin: 5 percent, compared to 2 percent in the prior fiscal quarter; GAAP Operating Margin: breakeven, compared to (1) percent in the prior fiscal quarter.
  Non-GAAP Diluted Earnings per Share: $0.08, compared to $0.01 in the prior fiscal quarter; GAAP Diluted Earnings per Share /Loss per Share: $0.01, compared to $(0.02) in the prior fiscal quarter.
  Cash and cash equivalents of $43.2 million at the end of the fiscal third quarter of 2011.

Product revenue for the fiscal third quarter of 2011 was $42.2 million, a sequential increase of 10 percent, compared to product revenue of $38.6 million in the prior fiscal quarter. Product revenue for the fiscal third quarter of 2011 decreased year-over-year by 2 percent compared to $43.3 million in the fiscal third quarter of 2010.

Product revenue from communications convergence processing solutions contributed 45 percent of fiscal third quarter of 2011 product revenues and increased 22 percent sequentially from the prior fiscal quarter. Product revenue from high-performance analog products represented 37 percent of fiscal third quarter of 2011 product revenue and increased 4 percent sequentially from the prior fiscal quarter. Wide area networking communications product revenue contributed the remaining 18 percent of fiscal third quarter of 2011 product revenue and decreased 3 percent sequentially from the prior fiscal quarter.

Non-GAAP gross margin for the fiscal third quarter of 2011 was $26.3 million, or 62.3 percent, compared to non-GAAP gross margin of $24.3 million, or 63.1 percent, in the prior fiscal quarter. Presented on a GAAP basis, gross margin for the fiscal third quarter of 2011 was $26.2 million, or 62.2 percent, compared to $24.3 million, or 63.0 percent, in the prior fiscal quarter.

Non-GAAP operating expenses for the fiscal third quarter of 2011 were $24.2 million, a sequential increase of 3 percent, or $0.7 million, compared to non-GAAP operating expenses of $23.5 million in the prior fiscal quarter. GAAP operating expenses for the fiscal third quarter of 2011 were $26.1 million, a sequential increase of 6 percent, or $1.5 million, compared to $24.6 million in the prior fiscal quarter.

Non-GAAP operating income for the fiscal third quarter of 2011 was $2.1 million, compared to non-GAAP operating income of $0.8 million, in the prior fiscal quarter. On a GAAP basis, operating income for the fiscal third quarter of 2011 was $0.1 million, compared to an operating loss of $0.3 million in the prior fiscal quarter.

Non-GAAP net income for the fiscal third quarter of 2011 was $2.5 million, or $0.08 per share, compared to non-GAAP net income of $0.4 million, or $0.01 per share, in the prior fiscal quarter. Presented on a GAAP basis, net income was $0.5 million, or $0.01 per share, compared to a net loss of $0.8 million, or ($0.02) per share, in the prior fiscal quarter. Non-GAAP and GAAP net income for the fiscal third quarter of 2011 were positively impacted by the recognition of a $780,000 tax benefit related to the receipt of a foreign research and development tax credit.

GAAP results include stock-based compensation and related payroll costs, employee separation costs and special charges, among other items. Reconciliations of the non-GAAP measures to GAAP measures are included in the accompanying financial data.

Cash and cash equivalents were $43.2 million at the end of the fiscal third quarter of 2011, a decrease of $1.7 million, compared to $44.9 million at the end of the prior fiscal quarter.

Commentary

“We are pleased with the growth of our business in the fiscal third quarter and the strength in our strategic end-market of fiber optic access. Importantly, we also continue to believe that long-term growth for Mindspeed will be based on our strong design win pipeline for market-leading solutions in key global networking initiatives, such as optical infrastructure and most significantly our expansion into 4G wireless. Our market leadership in 4G wireless is driving customer engagements with a multitude of original equipment manufacturers (OEMs) for a variety of basestation applications targeting key service provider 4G/LTE (Long Term Evolution) rollouts worldwide, most of which are expected to enter field trials in calendar 2012,” said Raouf Y. Halim, Mindspeed’s chief executive officer.

Outlook

Mindspeed expects fiscal fourth quarter of 2011 total net revenue to grow between 0 and 4 percent sequentially or to be within a range of $42.2 million to $43.9 million. The company expects fiscal fourth quarter of 2011 non-GAAP gross margin to be within a range of 61.0 to 62.0 percent. The company also expects non-GAAP operating expenses to be approximately $24.5 million in the fiscal fourth quarter of 2011.

Fiscal Third Quarter 2011 Conference Call

Mindspeed will conduct a conference call announcing its third quarter fiscal 2011 results on Monday, July 25, 2011, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. To listen to the conference call via telephone, call 888-324-8124 (domestic) or 312-470-7420 (international); password: Mindspeed. To listen via the Internet, please visit the Investors section of Mindspeed's web site at www.mindspeed.com. Replay of the conference call will be available via telephone for a period of 30 days beginning one hour after the conference call concludes by calling 800-513-1175 (domestic) or 402-344-6835 (international). Replay will also be available in the Investors section of Mindspeed's web site at www.mindspeed.com during such 30 day period.

Non-GAAP Measures

We provide non-GAAP measures as a supplement to financial results based on GAAP. A detailed reconciliation of the non-GAAP results to the most directly comparable GAAP measures is set forth above under the heading “Reconciliation of Non-GAAP Measures to GAAP Measures.” Investors are encouraged to review the accompanying press release reconciliations. We believe the presentation of non-GAAP measures provides investors with additional insight into underlying operating results and prospects for the future by excluding stock-based compensation and related payroll costs, costs related to our employee option exchange program, the effects of special charges such as asset impairments and restructuring charges and/or non-cash interest expense on our convertible senior notes. We have historically reported similar financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

We use non-GAAP gross margin, research and development expenses, selling, general and administrative expenses, operating expenses, operating income, other expense, net, net income and net income per share internally to evaluate our operating performance and to determine certain components of management compensation. In addition, we use these non-GAAP measures for internal budgets and forecasts. We believe that these non-GAAP measures can be useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

We exclude stock-based compensation and related payroll costs from non-GAAP measures because we believe that excluding these costs can enhance the understanding of our performance. We exclude asset impairments from non-GAAP measures because we believe it provides a helpful perspective on our operating performance. We exclude special charges, employee separation costs, legal settlement costs, costs related to our employee option exchange program and non-cash interest expense on our convertible senior notes because they include restructuring charges, asset impairments or other significant discrete items that may not be indicative of our ongoing operations or economic performance.

We do not provide forward-looking GAAP measures or a reconciliation of the forward-looking non-GAAP measures to GAAP measures because of our inability to project special charges, asset impairments, employee separation costs and stock-based compensation and related payroll costs.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. The non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. We endeavor to compensate for the limitations of these non-GAAP measures by providing GAAP financial statements, descriptions of the reconciling items and a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures so that investors can appropriately incorporate the non-GAAP measures and their limitations into their analyses. For complete information on stock-based compensation and related payroll costs, asset impairments, our employee option exchange program, employee separation costs, legal settlement costs, special charges and non-cash interest expense on our convertible senior notes, please see our financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.

About Mindspeed Technologies

Mindspeed Technologies (NASDAQ: MSPD) is a leading provider of network infrastructure semiconductor solutions to the communications industry. The company's low-power system-on-chip (SoC) products are helping to drive video, voice and data applications in worldwide fiber-optic networks and enable advanced processing for 3G and Long Term Evolution (LTE) mobile networks. The company's high-performance analog products are used in a variety of optical, enterprise, industrial and video transport systems. Mindspeed's products are sold to original equipment manufacturers (OEMs) around the globe.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include statements regarding the company's expectations, goals or intentions, including, but not limited to, the company's long-term growth prospects; the current design win pipeline and our ability to benefit from it; and expected levels of total net revenue, non-GAAP gross margin and non-GAAP operating expenses. These forward-looking statements are based on management's current expectations, estimates, forecasts and projections about the company and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to: fluctuations in our operating results and future operating losses; constraints in the supply of wafers and other product components from our third-party manufacturers; worldwide political and economic uncertainties and specific conditions in the markets we address; fluctuations in the price of our common stock; loss of or diminished demand from one or more key customers or distributors; successful development and introduction of new products; cash requirements and terms and availability of financing; our ability to attract and retain qualified personnel; doing business internationally and our ability to successfully and cost effectively establish and manage operations in foreign jurisdictions; the expense of and our ability to defend our intellectual property against infringement claims by others; pricing pressures and other competitive factors; lengthy sales cycles; order and shipment uncertainty; our ability to obtain design wins and develop revenues from them; product defects and bugs; business acquisitions and investments; and our ability to utilize our net operating loss carryforwards and certain other tax attributes. Risks and uncertainties that could cause the company's actual results to differ from those set forth in any forward-looking statement are discussed in more detail under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company’s Quarterly Report on Form 10-Q for the quarter ended April 1, 2011, as well as similar disclosures in the company's subsequent SEC filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

MINDSPEED TECHNOLOGIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	July 1,	April 1,	July 2,	July 1,	July 2,
	2011	2011	2010	2011	2010

Net revenue:
Products	$42,216	$38,553	$43,281	$118,812	$120,560
Intellectual property	-	-	-	2,500	-
Total net revenue	42,216	38,553	43,281	121,312	120,560
Cost of goods sold (a)	15,967	14,283	15,501	44,531	43,297
Gross margin	26,249	24,270	27,780	76,781	77,263

Operating expenses:
Research and development (a)	15,077	14,525	12,731	43,525	37,540
Selling, general and administrative (a)	11,034	10,079	10,190	31,324	30,215
Special charges (b)	-	-	(184)	(18)	605
Total operating expenses	26,111	24,604	22,737	74,831	68,360

Operating income/(loss)	138	(334)	5,043	1,950	8,903

Other expense, net	424	440	73	1,262	895

Income/(loss) before income taxes	(286)	(774)	4,970	688	8,008

Provision (benefit) for income taxes	(750)	(15)	106	(716)	165

Net income/(loss)	$464	$(759)	$4,864	$1,404	$7,843

Net income/(loss) per share:
Basic	$0.01	$(0.02)	$0.15	$0.04	$0.26
Diluted (c)	$0.01	$(0.02)	$0.15	$0.04	$0.25

Weighted-average number of shares used in per share computation:
Basic	32,400	32,133	31,481	32,147	29,781
Diluted	33,390	32,133	36,075	33,144	30,942

(a) Includes stock-based compensation expense and related payroll costs.
(b) Special charges consists of tangible and intangible asset impairments and restructuring charges.
(c) In accordance with FASB ASC 260, since shares related to the potential conversion of our convertible debt are included in third quarter of fiscal 2010 diluted shares, interest expense associated with the convertible debt has been added back to net income for the purpose of calculating diluted earnings per share.

MINDSPEED TECHNOLOGIES, INC.
Reconciliation of Non-GAAP Measures to GAAP Measures
(unaudited, in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	July 1,	April 1,	July 2,	July 1,	July 2,
	2011	2011	2010	2011	2010

Reconciliation of Non-GAAP Gross Margin to GAAP Gross Margin
Non-GAAP gross margin	$26,319	$24,315	$27,824	$76,939	$77,377
Items excluded from non-GAAP gross margin:
Stock-based compensation and related payroll costs	70	45	44	158	114
Gross margin	$26,249	$24,270	$27,780	$76,781	$77,263

Reconciliation of Non-GAAP Research and Development Expenses to GAAP Research and Development Expenses
Non-GAAP research and development expenses	$14,478	$14,196	$12,344	$42,282	$36,619
Items excluded from non-GAAP research and development expenses:
Stock-based compensation and related payroll costs	545	329	248	1,189	782
Asset impairment (d)	-	-	62	-	62
Employee separation costs (e)	54	-	77	54	77
Research and development expenses	$15,077	$14,525	$12,731	$43,525	$37,540

Reconciliation of Non-GAAP Selling, General and Administrative Expenses to GAAP Selling, General and Administrative Expenses
Non-GAAP selling, general and administrative expenses	$9,734	$9,351	$9,153	$28,475	$27,479
Items excluded from non-GAAP selling, general and administrative expenses:
Stock-based compensation and related payroll costs	1,249	728	735	2,798	2,420
Asset impairment (d)	-	-	43	-	43
Employee separation costs (e)	51	-	159	51	159
Legal settlement costs (f)	-	-	100	-	100
Employee option exchange costs (g)	-	-	-	-	14
Selling, general and administrative expenses	$11,034	$10,079	$10,190	$31,324	$30,215

Reconciliation of Non-GAAP Operating Expenses to GAAP Operating Expenses
Non-GAAP operating expenses	$24,212	$23,547	$21,497	$70,757	$64,098
Items excluded from non-GAAP operating expenses:
Stock-based compensation and related payroll costs	1,794	1,057	983	3,987	3,202
Asset impairment (d)	-	-	105	-	105
Employee separation costs (e)	105	-	236	105	236
Legal settlement costs (f)	-	-	100	-	100
Special charges (b)	-	-	(184)	(18)	605
Employee option exchange costs (g)	-	-	-	-	14
Operating expenses	$26,111	$24,604	$22,737	$74,831	$68,360

Reconciliation of Non-GAAP Operating Income to GAAP Operating Income/(Loss)
Non-GAAP operating income	$2,107	$768	$6,327	$6,182	$13,279
Items excluded from non-GAAP operating income/(loss):
Stock-based compensation and related payroll costs	1,864	1,102	1,027	4,145	3,316
Asset impairment (d)	-	-	105	-	105
Employee separation costs (e)	105	-	236	105	236
Legal settlement costs (f)	-	-	100	-	100
Special charges (b)	-	-	(184)	(18)	605
Employee option exchange costs (g)	-	-	-	-	14
Operating income/(loss)	$138	$(334)	$5,043	$1,950	$8,903

MINDSPEED TECHNOLOGIES, INC.
Reconciliation of Non-GAAP Measures to GAAP Measures
(unaudited, in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	July 1,	April 1,	July 2,	July 1,	July 2,
	2011	2011	2010	2011	2010

Reconciliation of Non-GAAP Other Expense, Net to GAAP Other Expense, Net
Non-GAAP other expense, net	$(322)	$(339)	$26	$(958)	$(463)
Items excluded from non-GAAP other income/(expense), net:
Non-cash interest expense on convertible senior notes (h)	(102)	(101)	(99)	(304)	(432)
Other expense, net	$(424)	$(440)	$(73)	$(1,262)	$(895)

Reconciliation of Non-GAAP Net Income to GAAP Net Income/(Loss)
Non-GAAP net income	$2,535	$444	$6,247	$5,940	$12,651
Items excluded from non-GAAP net income:
Stock-based compensation and related payroll costs	1,864	1,102	1,027	4,145	3,316
Asset impairment (d)	-	-	105	-	105
Employee separation costs (e)	105	-	236	105	236
Legal settlement costs (f)	-	-	100	-	100
Special charges (b)	-	-	(184)	(18)	605
Employee option exchange costs (g)	-	-	-	-	14
Non-cash interest expense on convertible senior notes (h)	102	101	99	304	432
Net income/(loss)	$464	$(759)	$4,864	$1,404	$7,843

Reconciliation of Non-GAAP Net Income Per Share to GAAP Net Income/(Loss) Per Share
Net income per share, basic:
Non-GAAP net income	$0.08	$0.01	$0.20	$0.18	$0.42
Adjustments	(0.07)	(0.03)	(0.05)	(0.14)	(0.16)
Net income/(loss)	$0.01	$(0.02)	$0.15	$0.04	$0.26

Net income per share, diluted: (c)
Non-GAAP net income	$0.08	$0.01	$0.18	$0.18	$0.41
Adjustments	(0.07)	(0.03)	(0.03)	(0.14)	(0.16)
Net income/(loss)	$0.01	$(0.02)	$0.15	$0.04	$0.25

Reconciliation of Shares used in Non-GAAP diluted shares to GAAP diluted shares
Non-GAAP diluted shares	33,390	33,183	36,075	33,144	30,942
The effect of dilutive potential common shares due to reporting Non-GAAP net income	-	(1,050)	-	-	-
GAAP diluted shares	33,390	32,133	36,075	33,144	30,942

(d) Asset impairments include the write-off of certain facility related assets resulting from the reconfiguration of our corporate headquarters completed in the third quarter of fiscal 2010.

(e) Employee separation costs consist of severance benefits payable to certain former employees of the company as a result of organizational changes.

(f) Legal settlement costs consist of amounts paid to settle a dispute with the former landlord of our corporate headquarters.

(g) Employee option exchange costs consist of the costs incurred to implement and account for the employee option exchange program.

(h) Non-cash interest expense on convertible senior notes represents the amortization of debt discounts recorded in accordance with FASB ASC 470-20, related to the Company's 3.75% and 6.5% convertible senior notes.

MINDSPEED TECHNOLOGIES, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(unaudited, in thousands)

	July 1,	October 1,
	2011	2010

ASSETS
Current Assets
Cash and cash equivalents	$43,227	$43,685
Receivables, net	16,397	25,678
Inventories	20,412	10,205
Deferred tax assets	-	2,264
Prepaid expenses and other current assets	2,778	3,035
Total current assets	82,814	84,867

Property, plant and equipment, net	15,196	12,700
Licensed intangibles	13,982	9,887
Other assets	1,683	1,230
Total assets	$113,675	$108,684

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$9,033	$9,303
Accrued compensation and benefits	5,292	9,336
Accrued income taxes	1,291	1,503
Deferred income on sales to distributors	6,179	5,199
Deferred revenue	521	658
Restructuring	134	710
Other current liabilities	5,863	4,396
Total current liabilities	28,313	31,105

Convertible senior notes – long term	14,114	13,810
Other liabilities	1,815	2,133
Total liabilities	44,242	47,048

Stockholders' equity	69,433	61,636
Total liabilities and stockholders' equity	$113,675	$108,684

MINDSPEED TECHNOLOGIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Nine Months Ended
	July 1,	July 2,
	2011	2010

Cash Flows From Operating Activities
Net income/(loss)	$1,404	$7,843

Adjustments required to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation and amortization	3,969	3,654
Amortization of license agreements	1,716	914
Restructuring charges	(18)	605
Stock-based compensation	4,023	3,165
Inventory provisions	(40)	1,417
Amortization of debt discount on convertible debt	325	446
Other non-cash items, net	242	346
Changes in assets and liabilities:
Receivables	9,141	(10,881)
Inventories	(10,167)	92
Current deferred tax asset	2,434	-
Other assets, net	(265)	106
Accounts payable	495	3,070
Deferred income on sales to distributors	980	1,068
Restructuring charges	(569)	(1,005)
Accrued compensation and benefits	(4,128)	248
Accrued expenses and other current liabilities	730	625
Other liabilities, net	134	(738)

Net cash provided by operating activities	10,406	10,975

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(5,849)	(3,814)
Payments under license agreements	(6,819)	(1,131)
Net cash paid for acquired companies	(100)	-

Net cash used in investing activities	(12,768)	(4,945)

Cash Flows From Financing Activities
Gross proceeds from sale of equity	-	18,300
Offering costs from sale of equity	-	(1,307)
Extinguishment of convertible debt	-	(10,500)
Payments made on capital lease obligations	(402)	(380)
Borrowings under line of credit	-	7,000
Payments made on borrowings under line of credit	-	(7,000)
Repurchase of restricted stock for income tax withholding	(362)	(490)
Proceeds from equity compensation programs	2,666	1,470

Net cash provided by financing activities	1,902	7,093

Effect of foreign currency exchange rates on cash	2	93

Net increase in cash and cash equivalents	(458)	13,216
Cash and cash equivalents at beginning of period	43,685	20,891

Cash and cash equivalents at end of period	$43,227	$34,107

MINDSPEED TECHNOLOGIES, INC.
Selected Corporate Data
(unaudited, in thousands)

	Three Months Ended			Nine Months Ended
	July 1,	April 1,	July 2,	July 1,	July 2,
	2011	2011	2010	2011	2010

Gross margin %	62.2%	63.0%	64.2%	63.3%	64.1%

Cash provided by/(used in):
Operating activities	$904	$2,197	$3,784	$10,406	$10,975
Investing activities	(3,839)	(2,827)	(1,898)	(12,768)	(4,945)
Financing activities	1,211	40	865	1,902	7,093
Effect of foreign currency on cash	43	(60)	8	2	93
Net increase/(decrease) in cash	$(1,681)	$(650)	$2,759	$(458)	$13,216

Depreciation	$1,397	$1,370	$1,232	$3,969	$3,654
Capital expenditures	3,839	2,827	1,898	12,668	4,945

Net revenue by region:
Americas	$6,850	$7,796	$10,472	$26,678	$26,978
Europe	3,641	3,343	2,977	10,324	8,837
Asia-Pacific	31,725	27,414	29,832	84,310	84,745
	$42,216	$38,553	$43,281	$121,312	$120,560

Net revenue by product line:
Communications convergence processing products	$18,917	$15,569	$17,823	$51,111	$47,946
High-performance analog products	15,488	14,949	14,332	44,541	39,442
WAN communications products	7,811	8,035	11,126	23,160	33,172
Total net product revenue	42,216	38,553	43,281	118,812	120,560
Intellectual property	-	-	-	2,500	-
Total net revenue	$42,216	$38,553	$43,281	$121,312	$120,560

CONTACT:
Press Relations Contact:
Magnet PR Group
Carolyn Fromm, 949.651.9539
carolyn@magnetprgroup.com
or
Investor Relations Contact:
Mindspeed Technologies, Inc.
Andrea D. Williams, 949.579.3111